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Exhibit 10.1

                                 FIRST AMENDMENT
                                       TO
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                            LSS I LIMITED PARTNERSHIP

THIS FIRST AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP OF LSS I LIMITED PARTNERSHIP (this "Amendment") is made and entered into as of the 11th day of August, 2005, by and among (i) JOHN D. OIL AND GAS COMPANY, fka LIBERTY SELF-STOR, INC., a Maryland corporation (the "Company"), as the general partner (the "General Partner"), and (ii) RICHARD M. OSBORNE, an individual resident of the State of Ohio ("Osborne"), THOMAS J. SMITH, an individual resident of the State of Ohio ("Smith"), THE RETIREMENT MANAGEMENT COMPANY, an Ohio corporation ("RMC"), and the Company, as the limited partners (collectively, the "Limited Partners," and each, a "Limited Partner"). Capitalized terms not otherwise defined in this Amendment shall have the meanings assigned to them in the Partnership Agreement (as hereinafter defined).

                                    RECITALS:

WHEREAS, the parties to this Amendment entered into that certain Agreement of Limited Partnership of LSS I Limited Partnership, dated as of December 29, 1999, governing the relationship of the Partners thereto and the management of the affairs and business of the Partnership (the "Partnership Agreement");

WHEREAS, on April 5, 2005, the Company completed the sale of substantially all of its self-storage facilities to U-Store-It, L.P. for a cash purchase price of $33.7 million (the "Transaction");

WHEREAS, upon the completion of the Transaction, the Company distributed the proceeds in accordance with the Partnership Agreement;

WHEREAS, as of the date of this Amendment, the Partnership owns two self-storage facilities in Painesville and Gahanna, Ohio, land located in Ravenna, Ohio and certain furniture and equipment; and

WHEREAS, the parties hereto desire to amend the Partnership Agreement, in accordance with Section 11.1(d) thereof, as set forth below;

                                   AGREEMENT:

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NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to amend the Partnership Agreement as follows:

1. Section 6.5 of the Partnership Agreement is hereby deleted in its entirety and replaced with the following amended and restated Section 6.5:

            Section 6.5 Management Fee. The General Partner, as the Partner responsible for the management of the affairs and business of the Partnership and in exchange for such services, shall be entitled to an annual management fee equal to six percent (6%) of the annual gross revenue of the Partnership (the "Management Fee"), payable at least annually at such times as the General Partner shall determine in its sole discretion. The parties hereto agree that the Management Fee shall, for purposes of taxation, be regarded by the Partners, pursuant to Section 707(a) of the Code, as a payment to the General Partner in a transaction between the Partnership and the General Partner acting other than in his capacity as a member of the partnership. The General Partner shall not be entitled to reimbursement (other than the Management Fee) for any expenses incurred by the General Partner in performance of its duties as General Partner under the Partnership Agreement, but shall rely solely on the Management Fee for such purpose.

2. Section 6.7 of the Partnership Agreement is hereby amended by deleting and reserving Section 6.7(a) thereto.

3. The definition of "Exchange Factor" in Section 1 of Exhibit D to the Partnership Agreement is hereby deleted in its entirety and replaced with the following amended and restated definition:

            "Effective as of April 22, 2005, Exchange Factor" shall mean 10.9%, provided that such factor shall be adjusted in accordance with the Anti-dilution Provisions of Paragraph 7 hereof.

4. Section 7 of Exhibit D to the Partnership Agreement is hereby amended by adding the following Subsection (e) thereto:

            (e)   If any event occurs as to which any of the provisions of this
            Section 7 are not strictly applicable, or if strictly applicable, would not fairly protect the exchange rights of a holder of Partnership Units or otherwise would not fairly protect the REIT shareholders, the General Partner shall make such other adjustments to the number of REIT Shares issuable upon exchange of a Partnership Unit, as determined by the General Partner's board of directors exercising its reasonable judgment, as it deems necessary to comply with the established interests and principles of this Section 7, including, but not limited to, the adjustment of the definition of Exchange Factor.

5. Except as explicitly amended by this Amendment, the Partnership Agreement remains unmodified and in full force and effect.

                             <signature page follows>

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      IN WITNESS WHEREOF, this First Amendment to Agreement of Limited
Partnership of LSS I Limited Partnership has been duly executed and delivered by the parties as of the date first written above.

                                           GENERAL PARTNER:

                                           JOHN D. OIL AND GAS COMPANY,
                                           a Maryland corporation

                                           By:  /s/ Thomas J. Smith
                                                -------------------
                                           Name:  Thomas J. Smith
                                           Title: President and Chief Operating
                                                  Officer

                                           CLASS A LIMITED PARTNERS:

                                           /s/ Richard M. Osborne
                                           ----------------------
                                           RICHARD M. OSBORNE

                                           /s/ Thomas J. Smith
                                           ----------------------
                                           THOMAS J. SMITH

                                           RETIREMENT MANAGEMENT COMPANY,
                                           an Ohio corporation

                                           By:  /s/ Richard M. Osborne
                                                ----------------------
                                           Name: Richard M. Osborne
                                                 Title:  Sole Shareholder

                                           CLASS B LIMITED PARTNER:

                                           JOHN D. OIL AND GAS COMPANY,
                                           a Maryland corporation

                                           By:  /s/ Thomas J. Smith
                                                ----------------------
                                           Name:  Thomas J. Smith
                                           Title: President and Chief Operating

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